UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                               __________________

                                    FORM 8-K
                               __________________

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported): June 30, 2001


                               ___________________

                           Commission File No. 0-17712

                               ___________________


                         PEGASUS AIRCRAFT PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


                         State of Organization: Delaware
                   IRS Employer Identification No. 84-1099968
      Four Embarcadero Center, 35th Floor, San Francisco, California 94111
                           Telephone - (415) 434-3900







                       This document consists of 3 pages.

Item 5.  Other Events.


Pegasus Aircraft Partners, L.P. (the "Partnership") is distributing $0.30 per Unit on or about July 10, 2001 to unitholders of record as of June 30, 2001. The distribution is a result of cashflow from operations and in part funds available from the sale of the McDonnell-Douglas MD-82 to American Airlines in April 2001.


The amount of future cash distributions will be determined on a quarterly basis after an evaluation of the Partnership's operating results and its current and expected financial position. It has been determined that the off-lease Boeing 727 will be dismantled or "parted out" and the resulting cash received, if any, will be distributed. While a new lessee will be sought for the MD-81 being returned by USAirways, there can be no assurance as to the success or the timeliness of a remarketing effort.


This report may contain, in addition to historical information, forward-looking statements that include risks and other uncertainties. The Partnership's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might cause such a difference include general economic and business conditions, competition and other factors. The Partnership undertakes no obligation to release publicly any revisions to the forward-looking statements, if any, to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PEGASUS AIRCRAFT PARTNERS, L.P.
                                    (Registrant)
                                    By:    Air Transport Leasing, Inc.
                                           Administrative General Partner





           July 2, 2001                    By:  /S/Clifford B. Wattley
         ----------------                       ----------------------
                                                Clifford B. Wattley
                                                President and Director